Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies in his capacity as Executive Vice President, Chief Financial Officer of the Company that the Annual Report of Mid-State Bank & Trust Profit Sharing and Salary Deferral 401(k) Plan (the “Plan”)  on Form 11-K for the year ended December 31, 2002 fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly represents, in all material respects, the financial condition of the Plan at the end of such period and the changes in net assets of the Plan for such period.

By:	/s/ JAMES G. STATHOS
James G. Stathos
Executive Vice President,
Chief Financial Officer

Dated: June 24, 2003